EXHIBIT 99.1

                            AGREEMENT TO BE BOUND BY
                               IRREVOCABLE PROXY,

                    RIGHT OF REFUSAL AND TAG-ALONG AGREEMENT

                                     between

                               LOUIS WOLFSON, III

                                       and

                       CEA INVESTORS PARTNERSHIP II, LTD.

                   Dated as of the 30th day of November, 1995


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        AGREEMENT TO BE BOUND BY IRREVOCABLE PROXY, RIGHT OF REFUSAL AND
                              TAG-ALONG AGREEMENT

         AGREEMENT, dated as of the 30th day of November, 1995 by and between LOUIS WOLFSON, III (herein referred to as WOLFSON or the "Affiliated Stockholder") and CEA INVESTORS PARTNERSHIP II, LTD., a Florida limited partnership ("CEA II, Ltd."), of which CEA Investors, Inc., a Florida corporation ("CEA Investors") is the general partner.

         WHEREAS, WOLFSON, Venture LW Corporation ("VLW Corp.") and CEA II, Ltd. are parties to an Irrevocable Proxy, Right of Refusal and Tag-Along Agreement dated as of August 27, 1993 (the "Proxy Agreement") a copy of which is attached hereto as Exhibit A;

         WHEREAS, VLW Corp. has transferred 697,067 shares of Common Stock of Video Jukebox Network, Inc. (the "Company") to WOLFSON (the "Shares");

         WHEREAS, such shares and any proposed transfer of such shares are subject to certain restrictions on transfer under the terms of the Proxy Agreement and to an irrevocable proxy executed by VLW Corp. in favor of CEA II, Ltd.; and

         WHEREAS, WOLFSON is willing to agree to be bound by the terms of the Proxy Agreement with respect to the Shares.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein and in the Proxy Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1. CONSENT. CEA II, Ltd. hereby acknowledges and consents to the transfer of the Shares from VLW Corp. to WOLFSON in the amount specified above subject to WOLFSON's execution of this Agreement and his delivery to CEA II, Ltd. of documentation confirming his grant of the proxy for such Shares in the form of the proxy attached as Exhibit A to the Proxy Agreement upon the execution of this Agreement and the issuance by the Company of certificates representing the Shares issued in the names of WOLFSON. CEA II, Ltd.'s consent is also subject to placement of legends on such newly issued stock certificates in the form as the legends attached to the certificate or certificates representing the Shares issued in the name of VLW Corp.

2. AGREEMENT TO BE BOUND. WOLFSON hereby reaffirms that he is bound by the terms of the Proxy Agreement which remains in full force and effect and confirms that those of the Shares to be issued to WOLFSON are subject to the Proxy Agreement and the Proxy to be executed and delivered to CEA II, Ltd. by WOLFSON upon the execution of this Agreement.


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3. RIGHTS UNDER PROXY AGREEMENT. Each of the parties hereto acknowledges and agrees that WOLFSON is entitled to the rights granted under the Proxy Agreement in favor of VLW (as defined therein), including without limitation the rights of first refusal and tag-along rights applicable and running in favor of VLW therein.

4. INCORPORATION BY REFERENCE. This Agreement is hereby incorporated by reference into and made a part of the Proxy Agreement and all of its provisions, as applicable, including without limitation notice and miscellaneous provisions, shall apply to the interpretation and enforcement of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                              /s/ LOUIS WOLFSON, III
                                              ----------------------
                                              Louis Wolfson, III

                                              CEA INVESTORS PARTNERSHIP II,
                                              LTD.
                                              By: CEA Investors, Inc.
                                                  General Partner

                                                  By: /s/ T.W. CARDY
                                                  ------------------
                                                      Name: T.W. Cardy
                                                      Title: Vice President

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                                    EXHIBIT A

                               IRREVOCABLE PROXY,
                    RIGHT OF REFUSAL AND TAG-ALONG AGREEMENT

                                  BY AND AMONG

                             VENTURE LW CORPORATION
                                       AND
                               LOUIS WOLFSON, III

                                       AND

                       CEA INVESTORS PARTNERSHIP II, LTD.

                    DATED AS OF THE 27TH DAY OF AUGUST, 1993


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                                TABLE OF CONTENTS

       BACKGROUND STATEMENT

       SECTION 1             PAY-OFF OF PETERS NOTE

       SECTION 2             IRREVOCABLE WAIVER OF
                             VJN PARTNERSHIP FIRST REFUSAL RIGHTS

                2.1          Irrevocable Waiver
                2.2          Confirmation of Waiver

       SECTION 3             GRANT OF IRREVOCABLE PROXY; TERMS

                3.1          Grant of Irrevocable Proxy
                3.2          Irrevocability; Term of Proxy
                3.3          Limited Power of Substitution;
                               Assignability
                3.4          Confirming Documentation

       SECTION 4             RIGHT OF FIRST REFUSAL

                4.1          Right of First Refusal For Third Party
                             Offers
                4.2          Right of First Refusal for Sales in
                             Registered Offerings
                4.3          Right of First Refusal for Rule 144 Sales
                             During 1994
                4.4 Right of First Refusal for Rule 144 Sales During 1995 and Thereafter
                4.5          Prohibition Against Encumbrances
                4.6          CEA II, Ltd. Right to Designate

       SECTION 5             TAG-ALONG RIGHTS

                5.1          Right to Participate in Certain
                               Transactions Involving Company
                               Shares or the Company
                5.2          Right to Participate in Certain
                               Transactions Involving StarNet/
                               CEA Interests
                5.3          Rights with Respect to Registrations

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       SECTION 6             GOING PRIVATE TRANSACTIONS

       SECTION 7             EFFECTIVE DATE;
                             DEFERRED PROXY EFFECTIVE DATE

                7.1          Effective Date
                7.2          Deferred Proxy Effective Date

       SECTION 8             DEFINITIONS

       SECTION 9             LEGEND

                9.1          Form
                9.2          Procedures

       SECTION 10            MISCELLANEOUS

                10.1         Notice
                10.2         Binding Effect; Benefits
                10.3         Entire Agreement
                10.4         Governing Law
                10.5         Headings
                10.6         Severability
                10.7         Assignability
                10.8         Arbitration
                10.9         Remedies
                10.10        Costs and Expenses

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                               IRREVOCABLE PROXY,
                    RIGHT OF REFUSAL AND TAG-ALONG AGREEMENT

       AGREEMENT, dated as of the 27th day of August, 1993 by and between

       VENTURE LW CORPORATION, a Florida corporation ("VLW Corp."), and LOUIS WOLFSON III (herein referred to as the "Affiliated Stockholder") (VLW Corp. and the Affiliated Stockholder are herein collectively referred to as "VLW"); and

       CEA INVESTORS PARTNERSHIP II, LTD., a Florida limited partnership ("CEA II, Ltd."), of which CEA Investors, Inc., a Florida corporation ("CEA Investors") is the general partner.

                              BACKGROUND STATEMENT

       WHEREAS, VLW Corp. is the beneficial owner of 1,417,453 shares of the common stock, par value $.001 per share (the "VLW Corp. Shares") of Video Jukebox Network, Inc., a Florida corporation (the "Company"). Affiliated Stockholder is the beneficial owner of 310,194 shares of common stock, par value $.001 per share (the "Affiliated Stockholder Shares") of the Company acquired or to be acquired from New Vision Music, a Florida general partnership ("NVM").
The VLW Corp. Shares and the Affiliated Stockholder Shares are herein collectively referred to as the "Existing VLW Shares");

       WHEREAS, the VLW Corp. Shares are comprised of 834,120 shares of the Company's common stock held directly of record by VLW Corp., and of 583,333 shares of the Company's common stock (the VLW Escrow Shares) beneficially owned, but held of record by "VJN Partners", a dissolved Florida general partnership (the "VJN Partnership"), and held in escrow by Hornsby & Whisenand, P.A. ("Escrow Agent") pursuant to that certain Stock Escrow Agreement, dated as of June 3, 1988 (the "Escrow Agreement") between the VJN Partnership and Steven A. Peters ("Peters"), which escrow arrangement relates to the purchase by VJN Partnership of 3,500,000 shares of the Company's common stock from Peters, payment for which was made by the VJN Partnership's payment of $2,000,000 and delivery of its $1,175,000 promissory note payable to Peters (the "Peters Note");

       WHEREAS, pursuant to a Dissolution Agreement, dated as of December 7, 1992 (the "VJN Dissolution Agreement") among VLW Corp., CEA II, Ltd., NVM, and Video Holdings Corporation, a Florida corporation ("VHC Corp."), as the then partners of the VJN Partnership, such partners dissolved the VJN Partnership and agreed that each of them (a) would have direct beneficial ownership of its respective PRO RATA interest in the shares of the Company's common stock held pursuant to the Escrow Agreement including the right to vote such shares; (b) would be directly obligated for its respective PRO RATA shares of the Peters Note obligation; and (c) would

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have rights of refusal, through December 7, 1993, as to the transfer or assignment by any other former partner of the VJN Partnership of certain of the Company's shares of common stock held by each such former partner, as specifically provided in Section 13 of the Dissolution Agreement (which rights as set forth therein are herein referred to as the "VJN Partnership First Refusal Rights);

       WHEREAS, CEA II, Ltd. is a substantial investor in the Company and presently is the beneficial owner of 2,834,908 shares of the Company's common stock (the "Existing CEA II, Ltd. Shares"); and J. Patrick Michaels, Jr. ("Michaels") has a financial interest in CEA II, Ltd. through his stock ownership interest in CEA Investors;

       WHEREAS, CEA II, Ltd. and StarNet Interactive Entertainment, Inc. ("StarNet") have formed a partnership known as "StarNet/CEA II Partners" (herein referred to as "StarNet/CEA"), pursuant to a Partnership Agreement dated as of August 24, 1993 (as amended and modified from time to time, the "StarNet/CEA Partnership Agreement");

       WHEREAS, CEA II, Ltd. intends to capitalize StarNet/CEA in part by the transfer of the Existing CEA II, Ltd. Shares;

       WHEREAS, StarNet/CEA and NVM have agreed to enter into an Agreement (the "NVM/CEA Purchase Agreement"), pursuant to which, subject to certain conditions, StarNet/CEA will purchase from NVM, and NVM will sell and transfer to StarNet/CEA, up to 2,014,520 shares of the Company's common stock (the "NVM/CEA Shares") for an aggregate purchase price of $1,611,616, or $.80 per share;

       WHEREAS, Affiliated Stockholder and NVM have agreed to enter into an Agreement (the "NVM/Wolfson Purchase Agreement"), pursuant to which, subject to certain conditions, Affiliated Stockholder will purchase from NVM and NVM will sell and transfer to Affiliated Stockholder, 310,194 shares of the Company's common stock (the "NVM/Wolfson Shares"), for an aggregate purchase price of $248,155.20, or $.80 per share;

       WHEREAS, Andrew Blank, Mark Blank and Tony Blank (the "Blanks") and Bob Puck and NVM have agreed to enter into agreements (the "NVM/Blank Purchase Agreement"), pursuant to which, subject to certain conditions, Mark Blank, Andrew Blank, Tony Blank and Bob Puck will each purchase from NVM and NVM will sell and transfer to the Blanks and Bob Puck, an aggregate of 310,194 shares of the Company's common stock (the "NVM/Blank Shares"), for an aggregate purchase price of $248,155.20, or $.80 per share;

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       WHEREAS, CEA II, Ltd., StarNet and the Company have entered into a Stock and Note Purchase Agreement dated as of August 24, 1993 (the "Company Stock and Note Purchase Agreement") pursuant to which, subject to certain conditions, StarNet/CEA will invest up to $1,750,000 in the Company through the purchase from the Company of (i) convertible promissory notes (the "Convertible Notes"), convertible into shares of common stock of the Company (the "Converted Company Shares"), and (ii) newly issued shares of the Company's authorized but unissued common stock (the "Initial New Company Shares") (the Initial New Company Shares and the Converted New Company shares are herein referred to as the "New Company Shares");

       WHEREAS, pursuant to the Company Stock and Note Purchase Agreement, the Company will enter into (a) with StarNet/CEA, a Registration Rights Agreement (the "Registration Rights Agreement") covering the New Company Shares; (b) with StarNet and/or its affiliates, a Consulting Agreement, a Management Agreement and a Service Agreement (the "StarNet Agreements"); and (c) with Communications Equity Associates, Inc. ("CEA"), an affiliate of CEA II, Ltd., agreements as to its domestic and international investment banking arrangements (the "CEA Agreements"), all as more particularly specified in the Company Stock and Note Purchase Agreement;

       WHEREAS, in connection with the foregoing transactions and the other transactions contemplated herein, each of NVM, CEA II, Ltd., VLW Corp. and VHC Corp. have agreed to terminate and irrevocably and permanently waive the VJN Partnership First Refusal Rights;

       WHEREAS, in connection with the organization of StarNet/CEA, and the entering into of the NVM/VHC Purchase Agreement, and the Company Stock and Note Purchase Agreement, VHC Corp., Mark Blank, Andrew Blank, Tony Blank and Bob Puck (all five parties herein collectively referred to as "VHC"), VHC and CEA II, Ltd. have on the date hereof entered into an Irrevocable Proxy, Right of Refusal and Tag-Along Agreement relating to the voting and disposition of the shares of Common Stock of the Company acquired or to be acquired by VHC; and

       WHEREAS, in connection with the organization of StarNet/CEA, and the entering into of the NVM/Wolfson Purchase Agreement and the Company Stock and Note Purchase Agreement, VLW, Affiliated Stockholder and CEA II, Ltd. have agreed to enter into certain agreements relating to the voting and disposition of the Existing VLW Shares and certain other shares acquired or to be acquired by VLW or Affiliated Stockholder as set forth herein.

       NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

       SECTION 1. PAY-OFF OF PETERS NOTE. Prior to or concurrently with the "Effective Date", as hereinafter defined, VLW Corp. shall pay its PRO RATA share of the Peters Note obligation (provided that all of the other former partners of the VJN Partnership pay their similar obligations) and use its best efforts (i) to obtain the release of the VLW Escrow Shares from the escrow arrangement relating to the purchase of such VLW Escrow Shares; and (ii) to obtain the

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release of the certificate representing the VLW Escrow Shares from the Escrow
Agent. CEA II, Ltd. shall pay its PRO RATA share of the Peters Note obligation and will use its best efforts to obtain the release of the certificates representing the shares beneficially owned by CEA II, Ltd. held by the Escrow Agent.

       SECTION 2.  IRREVOCABLE WAIVER OF VJN PARTNERSHIP FIRST REFUSAL RIGHTS.

       2.1 IRREVOCABLE WAIVER. Effective on the "Effective Date", as hereinafter defined, VLW Corp. hereby irrevocably and permanently waives any and all rights it has or may have under the VJN Partnership First Refusal Rights to purchase or otherwise acquire any shares of the Company's common stock from any party under any arrangement or agreement heretofore or hereafter entered into, including any of the Existing CEA II, Ltd. Shares in connection with the proposed transfer thereof to StarNet/CEA and the shares held by NVM in connection with the transactions contemplated by the NVM/CEA Purchase Agreement, or the NVM/VHC Purchase Agreement.

       2.2      CONFIRMATION OF WAIVER

       Subject to execution of this Agreement by all parties, VLW Corp. agrees to enter into, or has entered into, a separate agreement with VHC, NVM and CEA II, Ltd. confirming VLW's irrevocable waiver of its rights with respect to the VJN Partnership First Refusal Rights on the terms set forth in Section 2.1.

       SECTION 3.  GRANT OF IRREVOCABLE PROXY; TERMS.

       3.1 GRANT OF IRREVOCABLE PROXY. Effective upon the Effective Date as to the 310,194 Affiliated Stockholder Shares and 689,806 of the VLW Corp. Shares for an aggregate of one million (1,000,000) Existing VLW Shares, and effective upon the "Deferred Proxy Effective Date" (as hereinafter defined) as to the balance of the VLW Voting Shares (as hereinafter defined) (the "Deferred Proxy Shares"), VLW hereby grants to CEA II, Ltd., with power of substitution as set forth herein (CEA II, Ltd. and its permitted substitute in its capacity as substitute being herein referred to as the "Proxy"), an irrevocable proxy with respect to the Existing VLW Shares, and with respect to any other shares of the Company's common stock hereafter acquired by VLW Corp. or Affiliated Stockholder in respect of any of the Existing VLW Shares, including any capital stock of the Company or subsidiaries or affiliated companies acquired by operation of law, such as by merger, or consolidation or spin-off; or by reason of any stock split, reclassification, share exchange or other reconstitution of the outstanding capital stock of the Company (all of which shares, however acquired, are herein referred to as the "VLW Voting Shares"), such proxy to specifically extend to the following rights and authorizations:

                (a) to attend any and all meetings of the stockholders of the Company in the name, place and stead of VLW with respect to any or all of the VLW Voting Shares, including the right to present such shares to be counted as attending the meeting by proxy for purposes of

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establishing a quorum, or the right to withhold such Shares in whole or in part from attendance at any such meeting;

                (b) to cast such votes at any meeting of the stockholders and any adjournment thereof as shall be entitled to be cast by the holders of the VLW Voting Shares in such manner as the Proxy shall, in its sole discretion, determine, or to withhold such Shares in whole or in part from voting at any time or for any reason;

                (c) to execute any documents required or advisable, in the sole discretion of the Proxy, to be executed by the holder of the VLW Voting Shares, including the call of any special meeting of the stockholders, waiver of notice of any meeting of the stockholders, written consents of stockholders, whether unanimous or otherwise, ballots, attendance records or any other similar document; and

                (d) to do any or all of the foregoing on behalf of the holder of the VLW Voting Shares to the same effect as if such holder had taken such actions directly, notwithstanding any actual or alleged conflict of interest on the part of any holder of the VLW Voting Shares or of CEA II, Ltd. or the Proxy or any of their respective affiliates. As used herein, the "holder of the VLW Voting Shares" shall mean the record or beneficial holder of such shares, as the case may be, or any other person, in each case who or which is the person entitled or permitted to exercise the voting rights or other stockholder rights, as applicable, with respect to the VLW Voting Shares involved.

       3.2      IRREVOCABILITY; TERM OF PROXY.

                (a) The proxy granted hereby shall be IRREVOCABLE during its term. The term of this proxy shall be for a period commencing on the Effective Date with respect to the one million (1,000,000) Existing VLW Shares identified above in Section 3.1, and the "Deferred Proxy Effective Date" (as hereinafter defined) with respect to the balance of the VLW Voting Shares, and ending on June 30, 2003 unless on such date CEA II, Ltd. directly or through StarNet/CEA or others, is the beneficial owner of twenty percent (20%) or more of the outstanding voting stock of the Company, in which event the term shall extend for such period until CEA II, Ltd. is the beneficial owner of less than twenty percent (20%) of such outstanding voting stock (which period, as it may be extended, is herein referred to as the "Term"), provided that the proxy shall expire as to any of the VLW Voting Shares which are (i) acquired by CEA II, Ltd., pursuant to the exercise of the Rights of Refusal granted pursuant to
Section 4 hereof, (ii) transferred to a third party pursuant to the exercise of the Tag-Along Rights granted pursuant to Section 5 hereof, (iii) transferred to a Third Party, as defined in Section 4.1, in a transaction in which CEA II, Ltd. has been afforded the Rights of Refusal provided for in Section 4 hereof and has not exercised such Rights, (iv) sold in a Proposed 1933 Act Sale in a transaction in which CEA II, Ltd. has been afforded the Rights of Refusal provided for in Section 4.2, 4.3 or 4.4, as applicable, and CEA II, Ltd. has not exercised such Rights, (v) acquired by CEA II, Ltd., pursuant to the exercise of the option granted pursuant to Section 6 hereof, or (vi) not subject to Rights of Refusal under this Agreement as a result of paragraph (b) of this Section 3.2 or otherwise.

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                (b) In addition, this proxy, and the Rights of Refusal (as defined below) granted and the Tag-Along Rights (as set forth in Section 5) provided to VLW pursuant to this Agreement shall terminate and shall be of no further force and effect with respect to the number of VLW Voting Shares determined by applying Section 3.2(b)(i), (ii) or (iii) (whichever is applicable) below, in the event CEA II, Ltd. shall have exercised the Rights of Refusal (as defined below) with respect to such VLW Voting Shares and shall have failed to pay the purchase price in cash by cashiers check or wire transfer for the then Offered VLW Shares or offered VLW 144 Shares on or prior to the date by which payment is required under Section 4 (or as extended under this Section 3.2(b)); provided, however, VLW gives written notice ("Remedy Election Notice") to CEA II, Ltd. of VLW's election to so terminate the proxy, all Rights of Refusal and Tag-Along Rights with respect to such VLW Voting Shares no later than five (5) business days following the latest date on which CEA II, Ltd. had the opportunity to pay but failed to pay the purchase price. If VLW elects to so terminate the proxy and such Rights, they shall terminate and shall be of no further force and effect on the date on which the Remedy Election Notice is delivered to CEA II, Ltd. pursuant to Section 10.1. VLW shall deliver, by the same method as the Remedy Election Notice is delivered to CEA II, Ltd. under
Section 10.1, a copy of the Remedy Election Notice to the office of the Company. Delivery of the copy shall be conclusive evidence that the proxy and Rights of Refusal and Tag-Along Rights have been terminated as of the date of delivery to CEA II, Ltd. VLW's election to terminate the proxy and Rights of Refusal and Tag-Along Rights (collectively the "Rights") shall be in lieu of any other remedy available to VLW under this Agreement for enforcement of breach of contract by CEA II, Ltd. for such failure to pay the purchase price, which other remedies (such as recovery of damages or injunctive relief for specific performance) shall thereupon be deemed permanently and irrevocably waived as to such which did not close due to CEA II, Ltd.'s failure to pay.

       If VLW does not send a Remedy Election Notice it may sell the VLW Voting Shares which had been subject to the exercised Rights of Refusal as if such Rights of Refusal had not been exercised; provided that the period during which such shares may be sold shall commence on the date following the latest date on which CEA II, Ltd. had the opportunity to pay for the Offered VLW Shares or Offered VLW 144 Shares without being in breach of this Agreement and failed to make the payment. In addition, if VLW does not send a Remedy Election Notice VLW may pursue all other remedies to which it is entitled at law or in equity.

       In the event CEA II, Ltd. exercises Rights of Refusal and fails to pay the purchase price due under Section 4.1, 4.2, 4.3 and 4.4 hereof with respect to such exercise and VLW delivers a Remedy Election Notice when due then the rights shall terminate with respect to the following number of Shares:

              (i) If the purchase price payable is less than or equal to $50,000, this proxy and such Rights of Refusal and Tag-Along Rights shall terminate with respect to those VLW Voting Shares which were the subject of the exercise of the Rights of Refusal;

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              (ii)   If the purchase price is more than $50,000 and less than or equal to $750,000, the proxy and such Rights shall terminate with respect to a number of VLW Voting Shares equal to the shares which were subject to the exercised Rights of Refusal multiplied by two, provided CEA II, Ltd. shall have been first afforded a period of 10 business days (as opposed to 5 business days) to close the purchase of such shares if the Rights of Refusal were exercised under
                     Section 4.3 or 4.4 hereof; or

              (iii) If the purchase price is more than $750,000, the proxy and such Rights shall terminate and expire with respect to all of the VLW Voting Shares; provided, CEA II, Ltd. shall have been first afforded a period of 20 business days (as opposed to 5 business days) to close the purchase of such shares if the Rights of Refusal were exercised under
                     Section 4.3 or 4.4 hereof.

       3.3      LIMITED POWER OF SUBSTITUTION; ASSIGNABILITY.

                (a) The proxy granted hereby may be exercised by CEA II, Ltd., acting through any person designated in writing by CEA Investors, provided that CEA II, Ltd. or CEA Investors may designate a substitute Proxy, which designation shall be limited to Michaels (but only so long as he is the Chief Executive Officer or controlling stockholder of CEA),, the Trustee of the John
P. Michaels, Jr. Family Trust, or any other person who is the Chairman, President or Chief Executive Officer of CEA or CEA Investors. In connection with the exercise of the proxy, CEA II, Ltd. or any other Proxy may agree to exercise its proxy rights in conjunction with one or more other Persons, including, but not limited to StarNet/CEA or its partners.

                (b) Notwithstanding the foregoing, in the event that StarNet/CEA transfers shares of the Company's common stock to a single person or related group (the "Major Block Transferee") in one transaction or a series of related transactions within any six (6) month period amounting to more than twenty-five percent (25%) of the then outstanding common stock of the Company (which transaction or related series of transactions is herein referred to as a "Major Block Transfer"), and in connection with such Major Block Transfer, VLW has been afforded the benefit of the "Tag-Along Rights" set forth in Section 5 hereof, and shall not have elected to exercise such Tag-Along Rights, then CEA II, Ltd. may assign to the Major Block Transferee the irrevocable proxy rights granted hereunder to the extent of that portion of the VLW Voting Shares which is equal to the percentage which (x) the shares of the Company's common stock transferred to the Major Block Transferee in the Major Block Transfer bears to (y) the total outstanding shares of the Company's common stock held by StarNet/CEA immediately prior to the first transaction which was a part of the Major Block Transfer. In such event, the Major Block Transferee shall have full power of substitution under the proxy and the proxy shall terminate on June 30, 2003.

       3.4 CONFIRMING DOCUMENTATION. In order to facilitate the exercise of the proxy granted hereby, VLW will, promptly upon the request of CEA II, Ltd., execute and deliver written confirmation of the grant of the proxy for the VLW Voting Shares substantially in the form annexed hereto as Exhibit A.

       SECTION 4.  RIGHT OF FIRST REFUSAL.

       4.1 RIGHT OF FIRST REFUSAL FOR THIRD PARTY OFFERS. If, after the Effective Date and prior to the expiration of the Term of the proxy (as defined in Section 3.2), VLW shall have received a bona fide written offer (a "Third Party Offer") from a Third Party to purchase any of the VLW Voting Shares (the Shares subject to such offer being referred to as the "Offered VLW Shares") and VLW desires to accept such Third Party Offer, VLW may accept such Third Party Offer only after it has afforded CEA II, Ltd. the following rights of first refusal (including the rights of first refusal set forth in Sections 4.2, 4.3 and 4.4 collectively herein referred to as the "Rights of Refusal") and complied strictly with the below described procedure:

                (a) VLW shall notify CEA II, Ltd. of its desire to sell the Offered VLW Shares to a Third Party, the price and terms of the Third Party Offer, and the identity of the Third Party.

                (b) For a period of ten (10) business days after the date of receipt of such notice, CEA II, Ltd. shall have the option to purchase the Offered VLW Shares at the same price and on the same terms as the Third Party Offer, such option to be exercised by written notice thereof given in compliance with Section 10.1 of this Agreement.

                (c) If at the end of such ten (10) business day period, CEA II, Ltd. does not elect to exercise its right to first refusal pursuant to this
Section 4.1, VLW shall have a period of the longer of sixty (60) calendar days or the number of days required to obtain regulatory approval, if any is required, in which to sell to the Third Party all or part of the Offered VLW Shares, at the price and on terms not less favorable to VLW as the terms set forth in the Third Party Offer.

                (d) If, at the end of such period, VLW has not completed the sale of the Offered VLW Shares to a Third Party pursuant to the Third Party Offer, all of the restrictions on the sale, transfer or assignment set forth in this Section 4 shall again apply with respect to the Offered VLW Shares.

                (e) If CEA II, Ltd. does exercise its option to acquire the Offered VLW Shares, pursuant to Section 4.1(b), the closing of such purchase shall take place at the principal office of the Company on a date specified by CEA II, Ltd. within sixty (60) days after receipt of the Third Party Offer, at which time VLW shall deliver the certificates representing the Offered VLW Shares, together with stock powers executed in blank with signature guaranteed, against payment of the purchase price as required by the Third Party Offer. Each of the seller and purchaser in any such transaction shall be entitled to receive such representations, warranties, certificates and other instruments as shall be reasonably required by any other party.

                (f) Any Third Party Offer shall be reduced to writing and signed by the Third Party and shall state that such Third Party has or will have at the closing of the purchase of the Offered VLW Shares, sufficient funds to consummate such offer (giving reasonably satisfactory confirming evidence thereof), and a copy thereof shall be delivered to CEA II, Ltd. pursuant to Section 10.1 hereof.

                (g) A Third Party Offer shall not include the sale, transfer or other disposition of any of the VLW Voting Shares, to an affiliate of VLW Corp. or the Affiliated Stockholder, if the transferee ("VLW Transferee") agrees to all of the terms of this Agreement including without limitation the execution and delivery of confirming documentation under Section 3.4.

                (h) Any sale or proposed sale through a registered public offering or a proposed sale under Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 Act") shall be subject to the Rights of Refusal granted hereby (any such proposed sales being herein referred to as "Proposed 1933 Act Sales") as set forth and described in Section 4.2 and 4.3 below.

       4.2 RIGHT OF FIRST REFUSAL FOR SALES IN REGISTERED OFFERINGS. In connection with any Proposed 1933 Act Sales in a registered offering, the Rights of Refusal shall apply to all VLW Voting Shares which the lead underwriter has agreed to be included in the registration statement, when effective, all as confirmed by such underwriter in writing to CEA II, Ltd. no later than five (5) days prior to the proposed effective date of such registration statement. CEA II, Ltd. shall have one (1) business day, following CEA II, Ltd.'s receipt of such confirmation from the underwriter, to exercise such Rights of Refusal with respect to some or all of the VLW Voting shares to be included, such right to be exercised by written notice to VLW thereof delivered no later than one (1) business day after the date on which it is sent. The closing of any such purchase shall take place on the date of, and to be subject to the conditions of, the closing of the sale of the shares of the Company common stock pursuant to the registered offering at a price per share equal to the public offering price per share of Company common stock sold in the registered offering subject to such conditions, the parties shall close the purchase of the VLW Voting Shares pursuant to paragraph (f) of Section 4.4.

       4.3 RIGHT OF FIRST REFUSAL FOR RULE 144 SALES DURING 1994. In connection with any Proposed 1933 Act Sales by VLW under Rule 144 during 1994:

                (a) VLW will not sell any of the VLW Shares under Rule 144 before March 1, 1994.

                (b) If VLW desires to sell shares under Rule 144 during 1994, VLW shall deliver to CEA II, Ltd. Notice of such intent to sell (a "1994 Notice") as follows:

              (i) on or before March 1, 1994 for its intended Rule 144 Sales between March 1 and June 15, 1994.

              (ii) on or before June 16, 1994 for its intended Rule 144 sales between June 16 and September 30, 1944.

              (iii) on or before October 1, 1994 for its intended Rule 144 sales between October 1 and December 31, 1994.

The above "1994 Notices" shall be effective ("1994 Notice Effective Date") as of the first day of the period specified or on the first business day following the day sent, if later. The 1994 Notices shall be effective for the persons specified, and cover intended Rule 144 Sales during the periods specified in 4.3(b)(i), (ii) or (iii) (the "1994 Notice Period"). Each 1994 Notice shall specify the number of VLW Shares VLW intends to sell (the "Offered VLW 144 Shares") and the minimum price ("Minimum Price") per share at which VLW would be willing to sell such shares under Rule 144 during each respective 1994 Notice Period.

                (c) The maximum number ("Maximum Amount") of VLW Shares which VLW may specify in any 1994 Notice or sell under Rule 144 in any such three month period will be the greater of 1% of the outstanding shares of common stock of the Company at the time the 1994 Notice is delivered or the average weekly trading volume during the four calendar weeks preceding delivery of each respective 1994 Notice subject to any other applicable limits under Rule 144.

                (d) For a period of five (5) business days after the 1994 Notice Effective Date of a 1994 Notice, CEA II, Ltd. may exercise its right of first refusal ("Rights of Refusal" as previously defined) to purchase all or a part of the Offered VLW 144 Shares at the Minimum Price per share such Right of Refusal to be exercised by written notice thereof (the "Election Notice"), specifying the number of shares to be purchased, delivered no later than one (1) business day after the date on which it is sent in compliance with Section 10.1 of this Agreement. If CEA II, Ltd. exercises such Right of Refusal it shall close the purchase of the specified Offered VLW 144 Shares pursuant to paragraph (f) of
Section 4.4 within the number of business days specified in Section 3.2(b)(i),
(ii) or (iii) (as applicable based on the aggregate purchase price for each respective purchase) following its delivery of its Election Notice.

                (e) If at the end of such five (5) business day period, VLW has not received an Election Notice from CEA II, Ltd. pursuant to this Section 4.3, VLW shall have the balance of the applicable 1994 Notice Period following delivery of any 1994 Notice to sell under Rule 144 up to but not exceeding the Maximum Amount of Offered VLW 144 Shares at a price of at least the Minimum Price per share.

                (f) If, at the end of the applicable 1994 Notice Period, VLW has not completed the sale of the Offered VLW 144 Shares under Rule 144, all of the restrictions on the sale, transfer or assignment set forth in this Section 4 shall again apply with respect to any unsold Offered VLW 144 Shares.

                (g) In the event VLW desires to sell any of such Offered VLW 144 Shares under Rule 144 during any applicable 1994 Notice Period at a price less than the Minimum Price, then VLW shall first give CEA II, Ltd. notice of its desire to sell such Offered VLW 144 Shares at such new minimum price. Such notice will be treated as a 1994 Notice affording CEA II, Ltd. the Right of Refusal to purchase all or part of such Offered VLW 144 Shares at such new minimum price in accordance with the foregoing provisions. Once VLW has delivered a 1994 Notice for a respective 1994 Notice Period, VLW shall be afforded the opportunity to send a new 1994 Notice reflecting a reduced minimum price no more than two times during each applicable 1994 Notice Period.

       4.4 RIGHT OF REFUSAL FOR RULE 144 SALES DURING 1995 and THEREAFTER. In connection with any Proposed 1933 Act Sales by VLW under Rule 144 during 1995 and thereafter:

                (a) During 1995 and thereafter VLW shall deliver written notice (a "Post 1994 Notice") to CEA II, Ltd. no more frequently than on a monthly basis of its desire to sell VLW Shares under Rule 144 during the thirty (30) day period following delivery of the Post 1994 Notice, which Post 1994 Notice shall specify the number of Offered VLW 144 Shares VLW intends to sell and the Minimum Price per share at which VLW would be willing to sell such shares under Rule 144 during such thirty (30) day period.

                (b) For a period of five (5) business days after the date of receipt of the Post 1994 Notice, CEA II, Ltd. may exercise its Rights of Refusal to purchase all or a part of the Offered VLW 144 Shares at the Minimum Price per share, such Rights of Refusal to be exercised by written notice thereof (the "Post 1994 Election Notice"), specifying the number of shares to be purchased, delivered no later than one (1) business day after the date on which it is sent in compliance with Section 10.1 of this Agreement. If CEA II, Ltd. exercises such Rights of Refusal it shall close the purchase of the specified Offered VLW 144 Shares pursuant to paragraph (f) of this Section 4.4 within the number of business days specified in Section 3.2(b)(i), (ii) and (iii) (as applicable based on the aggregate purchase price for each respective purchase) following its delivery of its Post 1994 Election Notice.

                (c) If at the end of such five (5) business day period, VLw has not received a Post 1994 Election Notice from CEA II, Ltd. pursuant to this
Section 4.4, VLW shall have a period of thirty (30) days from and after the fifth business day following delivery of any Post 1994 Notice to sell under Rule 144 up to but not exceeding the number of Offered VLW 144 Shares specified in such Post 1994 Notice at a price of at least the Minimum Price per share.

                (d) In the event VLW desires to sell any of such Offered VLW 144 Shares under Rule 144 during any applicable 1994 Notice Period at a price less than the Minimum Price, then VLW shall first give CEA II, Ltd. notice of its desire to sell such Offered VLW 144 Shares at such new minimum price. Such notice will be treated as a Post 1994 Notice affording CEA II, Ltd. Rights of Refusal to purchase all or a part of such Offered VLW 144 Shares at such new minimum price in accordance with the foregoing provisions. Once VLW has delivered a Post 1994 Notice for a respective thirty (30) day period VLW shall be affored the opportunity to send a new Post 1994 Notice reflecting a reduced Minimum Price no more than two times during each applicable thirty (30) day period.

                (e) If, at the end of such thirty (30) day period from and after the fifth business day following delivery of any Post 1994 Notice, VLW has not completed the sale of any of the Offered VLW 144 Shares under Rule 144, all of the restrictions on the sale, transfer or assignment set forth in this Section 4 shall again apply with respect to any unsold Offered VLW 144 Shares.

                (f) If CEA II, Ltd. does exercise its right to acquire any of the VLW Voting Shares pursuant to Section 4.2 or 4.3 or 4.4, the closing of such purchase shall take place at the principal office of the Company on a date specified by CEA II, Ltd. no later than the date set forth for closing in
Section 4.2, 4.3 or 4.4, as the case may be. At which time VLW shall deliver the certificates representing the VLW Voting Shares to be purchased, together with stock powers executed in blank with signature guaranteed, against payment of the purchase price in cash by cashier's check or wire transfer as required by this Agreement. Each of the seller and purchaser in any such transaction shall be entitled to receive such representations, warranties, certificates and other instruments relating to the transaction as shall be reasonably requested by the other party to the transaction.

       4.5 PROHIBITION AGAINST ENCUMBRANCES. VLW shall have no right to pledge, margin, hypothecate or otherwise encumber any of the VLW Shares, and any attempt to do any of the foregoing shall be null and void.

       4.6 CEA II, LTD. RIGHT TO DESIGNATE. CEA II, Ltd. may from time to time designate any other Person or Persons, including StarNet/CEA, to exercise its Rights of Refusal pursuant to Sections 4.1, 4.2, 4.3 and 4.4 hereof, which designation shall be sufficient if in writing and delivered to VLW at the time of and together with notice of the exercise of any such Rights of Refusal. In such event, any notice to be given thereafter by VLW hereunder shall also be given to such designated Person but only with respect to the particular transaction. Initially, CEA II, Ltd. hereby designates StarNet/CEA to exercise such Rights of Refusal and no additional written notice as to such designation shall be required to be delivered to VLW with respect to such initial designation.

       4.7 COVENANT WITH RESPECT TO RULE 144 SALES. CEA II, Ltd. agrees it will not sell or permit StarNet/CEA to sell any of its shares of common stock of the Company under Rule 144 during 1994 to the extent aggregation of such sales will be required with respect to sales by VLW of its shares under Rule 144.

       SECTION 5.  TAG-ALONG RIGHTS.

       5.1 RIGHT TO PARTICIPATE IN CERTAIN TRANSACTIONS INVOLVING COMPANY SHARES OR THE COMPANY.

                (a) In the event that, after the Effective Date, StarNet/CEA, StarNet or CEA II, Ltd. (to the extent any of them holds any shares of the Company's common stock), (StarNet/CEA, StarNet and CEA, Ltd. even if only one of them is involved, is herein referred to as a "Selling Group"):

                  (i) proposes to sell or transfer to any Person, other than in a public offering of the Company's common stock registered under the 1993 Act (provided such sale or transfer affords VLW Tag-Along Rights under Section 5.2 herein), and other than to its or their respective partners or Affiliates (as long as the transferee agrees in writing to the terms of this Agreement), in a single transaction or series of related transactions, shares of the Company's common stock (other than a sale or transfer of shares of the Company's common stock which when aggregated with all prior sales by one or more members of the Selling Group as to which Tag-Along Rights were not afforded to VLW pursuant to this Section 5, does not exceed two percent (2%) of the aggregate shares of common stock outstanding, assuming no exercise of any outstanding options to acquire, or the conversion of any outstanding securities into, common stock of the Company) as of the date of such proposed sale or transfer (herein referred to as a "Sale Transaction"); or

                  (ii) participates in, or agrees with any one or more Persons to participate in, any transaction which will result in the merger of the Company with any other corporation, or exchange of a majority of the outstanding common stock of the Company (herein referred to as an "Acquisition Transaction") the Sale Transaction and the Acquisition Transaction shall be conditioned upon VLW having the rights to participate in the transaction as set forth herein; and CEA II, Ltd. and StarNet/CEA shall, within a reasonable time prior to consummating its or their participation in any such Sale Transaction or Acquisition Transaction:

                         (x) afford and cause any other member of the Selling Group to afford VLW the right to include in such Sale Transaction or Acquisition Transaction up to that percentage of the VLW Voting Shares then owned by VLW and its Affiliates who have agreed to the terms of this Agreement that is equal to the percentage of the Selling Group's aggregate beneficial holdings (measured by dispositive power) of the Company's common stock proposed to be sold or transferred in any Sale Transaction or proposed to be covered by any Acquisition Transaction, on the same terms and conditions as the Company common stock proposed to be so sold or transferred by the Selling Group;

                         (y) deliver written notice (the "Tag-Along Rights Notice") and a copy of the definitive agreement evidencing the Sale Transaction or the Acquisition Transaction, as the case may be, to VLW in accordance with Section 10.1 identifying the terms and conditions of the proposed Sale Transaction or Acquisition Transaction at least twenty (20) days, if possible, prior to the date of the closing of the proposed transaction; and

                         (z) advise VLW in the Tag Along Rights Notice of its Tag Along Rights to so participate in the proposed transaction.

                (b) If VLW desires to participate in a Sale Transaction or Acquisition Transaction, VLW shall give written notice to CEA II, Ltd. of its level of participation in such sale or transfer within ten (10) business days of delivery of the Tag Along Rights Notice. If VLW elects to so participate, VLW shall thereupon be included as a party to, and shall be required to comply at its own cost with all the provisions of the pertinent purchase agreement (in the case of the Sale Transaction) or merger or acquisition agreement (in the case of an Acquisition Transaction), applicable to VLW Voting Shares to be included.

       5.2 RIGHT TO PARTICIPATE IN CERTAIN TRANSACTIONS INVOLVING STARNET/CEA INTERESTS.

                (a) In the event that CEA II, Ltd. proposes to sell or transfer to any Person, other than to its partners or Affiliates who have agreed to the terms of this Agreement, any partnership interest in StarNet/CEA which when aggregated with all prior sales or other transfers or dispositions by CEA II, Ltd. as to which Tag Along Rights were not afforded to VLW pursuant to this
Section 5, does not exceed two percent (2%) of the total aggregate interests in the profits or capital of StarNet/CEA as of the date of such proposed sale or transfer (herein referred to as "CEA II, Ltd. Sale Transaction"), then CEA II, Ltd. shall condition its participation in the CEA II, Ltd. Sale Transaction on VLW receiving the Tag Along Rights set forth herein and shall, prior to consummating its participation in such CEA II, Ltd. Sale Transaction:

              (i) offer VLW the right to include in such CEA II, Ltd. Sale Transaction that percentage of the VLW Voting Shares then owned by VLW or its Affiliates that have agreed to the terms of this Agreement that is equal to the percentage of the partnership interest in StarNet/CEA held by CEA II, Ltd. that CEA II, Ltd. proposes to sell in the CEA II, Ltd. Sale Transaction, on the same terms and conditions as CEA II, Ltd. proposes to sell its interest in StarNet/CEA (with the VLW Voting Shares to be valued for such purpose either by agreement of VLW Corp. and CEA II, Ltd. or failing such agreement at the applicable purchase price per share based on the number of shares represented by the partnership interest proposed to be sold, as hereinafter defined);

              (ii) give a Tag-Along Notice to VLW identifying the terms and conditions of the proposed CEA II, Ltd. Sale Transaction at least twenty (20) days prior to the date of closing thereof; and

              (iii) advise VLW in the Tag-Along Notice of its Tag-Along Rights to participate in the proposed transaction.

                (b) If VLW desires to participate in a CEA II, Ltd. Sale Transaction, VLW shall give written notice to CEA II, Ltd. of its level of participation in such sale or transfer within ten (10) business days of delivery of the Tag-Along Rights Notice. If VLW elects to so participate, VLW shall thereupon be included as a party to, and shall be required to comply at its own cost with all the provisions of the CEA II, Ltd. Sale Transaction purchase agreement applicable to VLW Voting Shares to be included.

                (c) In the event VLW, VHC or StarNet/CEA elect to exercise contractual rights to participate in or purchase part of a proposed CEA II, Ltd. Sale Transaction, the amount CEA II, Ltd. proposes to sell in the CEA II, Ltd. Sale Transaction and accordingly, the amount VLW may include in such transaction may be proportionately reduced.

       5.3      RIGHTS WITH RESPECT TO REGISTRATIONS.

       In the event that the Selling Group proposes to include any of its shares of common stock of the Company for sale in a registration statement to be filed by the Company under the 1993 Act:

                (a) CEA II, Ltd. will deliver written notice to VLW of the proposed inclusion of shares of common stock of the Company owned by the Selling Group in such registration statement.

                (b) Upon receipt of written notice from VLW delivered to CEA II, Ltd. of VLW's election to include some of its shares in such registration statement, CEA II, Ltd. will ask the Company to add VLW Voting Shares to the registration statement, but only to the extent that the maximum number of VLW Voting Shares so included shall not exceed the percentage (the "VLW Percentage") of the total number of shares included in the registration statement which are then owned by the Selling Group, VHC or VLW which percentage is equal to the number of VLW Voting Shares then beneficially owned by VLW or any of its Affiliates who have agreed to the terms of this Agreement (based on dispositive power) divided by the total number of shares of the Company's common stock then beneficially owned by the Selling Group, VLW or VHC or any of their partners or Affiliates who have agreed to the terms of this Agreement (based on dispositive power).

                (c) In the event the Company will not permit VLW to add its shares to the registration statement as described in Section 5.3(b) above, or in the event, at any time, the underwriter or underwriting group requires a decrease in the aggregate number of shares held by shareholders to be included in any registration statement, then CEA II, Ltd. shall cause Selling Group to reduce, and Selling Group shall reduce the number of shares it proposes to include in the registration statement to permit VLW to include a number of shares (also reduced) in the registration statement but only to the extent that the maximum number of VLW Voting Shares so included shall not exceed the VLW Percentage of the shares to be included by the Selling Group, VLW, or VHC or any of its Affiliates who have agreed to the terms of this Agreement.

       SECTION 6. GOING PRIVATE TRANSACTIONS. In the event the Company, StarNet/CEA, any of its partners or Affiliates who have agreed to the terms of this Agreement or a third party proposes (i) to make a tender offer for less than all shares of the Company's common stock or (ii) to initiate any other transaction or series of transactions or action, such tender offer, transaction or action shall be referred to as the "Going Private Transaction." (For purposes of this agreement a merger reorganization consolidation or share exchange between the Company or its shareholders and a company resulting in ownership by the Company's shareholders of publicly traaded shares shall not be treated as or deemed a "Going Private Transaction.") If after any such

Going Private Transaction the Company's shares of common stock would not be listed or otherwise registered with the Securities and Exchange Commission, any stock exchange or Nasdaq (Nasdaq/NMS; Nasdaq; the Nasdaq bulletin board or the pink sheets) and as a result the use of Rule 144 under the 1933 Act would not be available for the sale of their respective securities by VLW Corp. or the Affiliated Stockholder, then StarNet/CEA will not vote its shares of Company common stock or, to the extent StarNet/CEA can control the decision through its representatives on the Board of Directors, permit the Company or such parties to approve and to close such parties to approve and to close such a Going Private Transaction unless: StarNet/CEA or CEA II, Ltd. shall first, at its option, make an offer or cause a third party to make an offer to VLW to purchase ("Going Private Option Purchase") all of the then issued and outstanding VLW Voting Shares then subject to this proxy at a purchase price equal to the lower of:

                (i) the following prices during the three periods indicated:

                         (A) $2.00 per share if the purchase and sale is closed on or before December 31, 1994;

                         (B) $2.50 per share if the purchase and sale is closed in 1995;

                         (C) $3.00 per share if the purchase and sale is closed in 1996, 1997 or 1998; or

                (ii) the price per share offered and paid to shareholders who sell their shares in the Going Private Transaction.

                (b) VLW shall have the right to accept or reject the Going Private Option Purchase offer. The closing of the Going Private Option Purchase shall be conditioned on and subject to the closing of the Going Private Transaction. The closing of the purchase shall take place on the date of the closing of the Going Private Transaction in the same manner as sales of shares under the provisions of Section 4.4(f) of this Agreement.

                (c) So long as the Going Private Option Purchase offer is made and rejected or, if accepted, such sale is closed, then the Going Private Transaction may proceed.

       SECTION 7.  EFFECTIVE DATE: DEFERRED PROXY EFFECTIVE DATE.

       7.1 EFFECTIVE DATE. The effective date (the "Effective Date") for the following transactions contemplated by this Agreement:

       (a) The irrevocable waiver and termination of the VJN Partnership First Refusal Rights as provided in Section 2.1;

       (b) The grant of the irrevocable proxy as to One Million (1,000,000) VLW Voting Shares as provided in Section 3.1;

       (c) The grant of the Rights of Refusal as provided in Section 4.1, 4.2, 4.3 and 4.4; and

       (d) The grant and availability of the Tag-Along Rights as provided in Sections 5.1, 5.2 and 5.3, shall be that date, on or before September 15, 1993, which is specified by written notice (the "Effective Date Notice") from CEA II, Ltd. to VLW Corp., provided that the following events (the "Conditions Precedent") shall have occurred on or prior to such date:

                (i) StarNet and CEA shall have entered into the StarNet/CEA Partnership Agreement and each of them shall have made the contributions to the capital of StarNet/CEA provided for therein;

                (ii) StarNet/CEA shall have entered into the NVM/CEA Purchase Agreement with NVM, and the transactions contemplated thereby shall have been consummated;

                (iii) Affiliated Stockholder shall have entered into the NVM/Wolfson Purchase Agreement with NVM, and the transactions contemplated thereby shall have been consummated;

                (iv) Each of the Blanks and Bob Puck shall have entered into the NVM/Blank Purchase Agreement with NVM, and the transactions contemplated thereby shall have been consummated;

                (v) NVM, VLW Corp., VHC and CEA II, Ltd. shall have paid their respective obligations under the Peters Note, and all shares of the Company's common stock held pursuant to the Escrow Agreement shall have been released to an authorized representative of the former partners of the VJN Partnership or such representative's counsel; and

                (vi) StarNet/CEA and the Company shall have entered into the Company Stock and Note Purchase Agreement and all transactions contemplated thereby, including the issuance of the New Company Shares and the New Company Convertible Notes, and the execution and delivery of the Registration Rights Agreement, the StarNet Agreements and the CEA Agreements, shall have been consummated to the extent contemplated therein to be consummated on the Closing Date, as defined therein. If the Effective Date does not occur on or before September 15, 1993, then this Agreement shall terminate upon written notice from either VLW Corp. to CEA II, Ltd. or from CEA II, Ltd. to VLW Corp., and no party shall have any obligation hereunder.

       7.2 DEFERRED PROXY EFFECTIVE DATE. The effective date for the grant of the proxy under Section 3.1 as to the Deferred Proxy Shares (the "Deferred Proxy Effective Date") shall be that date, on or before the first anniversary of the Effective Date, as specified by written notice from CEA II, Ltd. to VLW Corp. which date shall be on or after the date on which either (a) the Federal Communications Commission ("FCC") shall have granted approval to the change of control of the Company contemplated by the Stock and Note Purchase Agreement, and the grant of proxy rights to CEA II, Ltd. pursuant to this Agreement and a similar agreement with VHC

(the "Change of Control Transactions") and such grant of approval shall have become final and non-appealable, or (b) the Company shall have effectuated the disposition of its operations subject to licensing and regulation by the FCC, and no FCC approval of the Change of Control Transactions is required. If the Deferred Proxy Effective Date shall not have occurred on or before the first anniversary of the Effective Date, then, upon written notice from VLW Corp. to CEA II, Ltd., CEA II, Ltd. shall have no further rights under this Agreement with respect to the Deferred Proxy Shares, but such Deferred Proxy Shares shall remain subject to the Rights of Refusal set forth in Section 4 hereof and entitled to the benefits of the Tag-Along Rights set forth in Section 5 hereof. VLW shall cooperate with CEA II, Ltd., StarNet/CEA and the Company in connection with all applications for FCC approval of the Change of Control Transactions.

       SECTION 8. DEFINITIONS. As used herein, the following terms shall have the definitions set forth:

       "Affiliate" as to any Person shall mean any other Person controlled by, under common control with or controlling such Person.

       "Tag-Along Rights" shall mean the rights granted pursuant to Section 5 of this Agreement.

       "Person" shall mean an individual, partnership, joint venture, corporation, trust, limited liability company or a government or any department, subdivision or agency thereof.

       "Rights of Refusal" shall mean the rights granted pursuant to Section 4 of this Agreement.

       "Third Party" in any proposed arrangement shall mean any Person who is not an Affiliate of any Person entering into the arrangement.

       "VLW Shares" shall mean any VLW Voting Shares owned beneficially by VLW Corp., the Affiliated Stockholder or VLW Transferees.

       SECTION 9.  LEGEND.

       9.1 FORM. Each certificate evidencing the Existing VLW Shares or representing any other VLW Voting Shares, and each certificate issued in exchange for or upon the transfer of any such Shares during the term of this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

                The securities represented by this certificate are subject to
                (a) an agreement as to the exercise of voting rights, and (b) certain restrictions on transfer (including certain restrictions on pledging, granting a security interest in, or otherwise encumbering such securities), as set forth in an Irrevocable Proxy, Right of Refusal and Tag-Along Agreement dated as of August 27, 1993, between Venture LW Corporation, Louis Wolfson III and CEA Investors Partnership II, Ltd. A copy of such Agreement will be furnished without charge by the registered holder of this certificate upon written request.

       9.2 PROCEDURES. On the Effective Date, VLW shall produce the certificates representing the Existing VLW Shares and the shares purchased under the NWM/VLW purchase Agreement so that the legend set forth above may be added to such certificates. In addition, VLW shall assure that each certificate for any VLW Shares acquired by VLW Corp. or the Affiliated Stockholder in the future in respect of the Existing VLW Shares is stamped or imprinted with the legend set forth above, and appropriate evidence thereof provided to CEA II, Ltd.

       SECTION 10.  MISCELLANEOUS.

       10.1 NOTICE. (a) Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered, delivered by facsimile telephone transmission, delivered by express delivery service (such as Federal Express), or mailed first class U.S. mail (unless delivery is required in less than three days), postage prepaid, addressed as follows:

If to Venture LW Corporation or Affiliated Stockholder:

       Venture LW Corporation
       9350 South Dixie Highway
       Miami, FL  33156
                Attn: Louis Wolfson, III
       Fax: 305-670-2212

                with a copy to:

       Steel Hector & Davis
       200 South Biscayne Blvd.
       Miami, FL  33131-2398
                Attn: Sheila A. Halpern, P.A.
       Fax: 305-358-1418

If to CEA Investors Partnership II, Ltd.:

       CEA Investors Partnership II, Ltd.
       c/o Communications Equity Associates, Inc.
       101 East Kennedy Blvd., Suite 3300
       Tampa, FL  33602
                Attn: Thomas W. Cardy
       Fax: 813-225-1513

       with a copy to:

       Edwards & Angell
       250 Royal Palm Way

       Palm Beach, Florida  33480
                Attention: Jonathan E. Cole
       Fax No.: 407-655-8719

       and

       StarNet/CEA II Partners
       c/o StarNet Interactive Entertainment, Inc.
       1332 Enterprise Drive
       Suite 200
       West Chester, PA 19380
       Attention:  Alan McGlade
       Fax No.: 215-692-6487

(or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so delivered or three (3) days after mailing.

                (b) VLW Corp. shall act as the representative of VLW and VLW Transferees and VLW Corp. shall deliver any notice or elections or consents under this Agreement, from VLW Corp., Affiliated Stockholder and VLW Transferees, such that only one notice, election or consent reflecting the combined instructions or directions of all such parties shall be delivered to or by VLW Corp. on behalf of all such parties. CEA II, Ltd. shall not be responsible for allocating, coordinating or apportioning any of the rights of VLW or VLW Transferees under this Agreement. [Any notice as to the Rights of Refusal, Offered VLW Shares and Offered VLW 144 Sales shall specify only one price per share per notice.]

       10.2 BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

       10.3 ENTIRE AGREEMENT. This Agreement constitutes the final written expression of all of the agreements between the parties with respect to the subject matter hereof, supersedes all understandings and negotiations concerning the matters specified herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

       10.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida as such laws are applied by Florida courts to agreements entered into and to be performed in Florida by and between residents of Florida.

       10.5 HEADINGS. Headings of the Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

       10.6 SEVERABILITY. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

       10.7 ASSIGNABILITY. Except as specifically provided herein, neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

       10.8 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or its breach which is not settled between the parties, shall be settled by arbitration in accordance with the then governing rules of the American Arbitration Association, with proceedings to take place in Miami, Florida. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction. An arbitration award may cover all costs, legal fees and other charges reasonably incurred by the prevailing party in such proceedings.

       10.9 REMEDIES. Subject to the election and waiver of remedies under
Section 3.2(b) the parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision hereof, and to exercise all other rights existing in their favor. VLW and CEA II, Ltd. agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that either of them may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement, notwithstanding the provisions hereof requiring arbitration of other controversies or claims hereunder.

       10.10 COSTS AND EXPENSES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of a dispute or alleged breach or default in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees, expenses, and other costs incurred in that action or proceeding, at both trial and appellate levels.

                              Balance of This Page
                            Intentionally Left Blank
       IN WITNESS WHEREOF, this Irrevocable Proxy, Right of Refusal and
Tag-Along Agreement has been executed as of the day and year first above written.

                                           VENTURE LW CORPORATION

                                           By: /s/ LOUIS WOLFSON, III
                                              --------------------------------
                                              Name: Louis Wolfson, III
                                              Title: President
                                              --------------------------------
                                              /s/ LOUIS WOLFSON, III
                                              --------------------------------
                                              Louis Wolfson, III, individually

                                           CEA INVESTORS PARTNERSHIP II, LTD.

                                           By: CEA Investors, Inc.,
                                               general partner

                                           By: /s/ T.W. CARDY
                                              --------------------------------
                                               Thomas W. Cardy,
                                               Title: Vice President
                                                     -------------------------

The undersigned hereby acknowledges and agrees to be bound by the provisions of
Section 5 and Section 6 of this Agreement and any other reference to it in the Agreement.

                                           STARNET/CEA II Partners
                                           a Delaware general partnership

                                           By: CEA INVESTORS PARTNERSHIP II,
                                               LTD., general partner

                                           By: CEA INVESTORS, INC. its
                                               general partner

                                           By: /s/ T.W. CARDY
                                              --------------------------------
                                              Thomas W. Cardy,
                                              Title: Vice President
                                                    --------------------------

                                              By: STARNET INTERACTIVE
                                                  ENTERTAINMENT, INC.

                                                  By: /s/ ALAN McGLADE
                                                     -------------------------

                                                  Name: Alan McGlade
                                                       -----------------------

                                                  Title: President
                                                        ----------------------

                                    EXHIBIT A

                                IRREVOCABLE PROXY

       The undersigned stockholder of Video Jukebox Network, Inc., a Florida corporation (the "Company"), hereby irrevocably appoints ___________________ _______________ (the "Proxy"), a designee of CEA Investors
Partnership II, Ltd., a limited partnership organized under the State of Florida, the attorney and proxy of the undersigned, with full power of substitution, to vote in such manner as each such attorney and proxy of his substitute shall in his sole discretion deem proper, and otherwise to act with respect to all the shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") which are (a) owned of record by the undersigned,
(b) beneficially owned by the undersigned where the record owner thereof has agreed to, or is required to, permit the undersigned to exercise any voting or other stockholder rights, with respect to such shares, or (c) subject to a proxy in favor of the undersigned which permits the undersigned to designate another person or substitute to exercise such proxy rights (collectively, the "Voting Shares"). The attorney and proxy so appointed and designated is specifically granted the rights and authorizations:

                (a) to attend any and all meetings of the stockholders of the Company in the name, place and stead of the undersigned with respect to any or all of the Voting Shares, including the right to present such shares to be counted as attending the meeting by proxy for purposes of establishing a quorum, or the right to withhold such Shares in whole or in part from attendance at any such meeting;

                (b) to cast such votes at any meeting of the stockholders and any adjournment thereof as shall be entitled to be cast by the holders of the Voting Shares in such manner as the Proxy shall, in its sole discretion, determine, or to withhold such Shares in whole or in part from voting at any time or for any reason;

                (c) to execute any documents required or advisable, in the sole discretion of the Proxy, to be executed by the holder of the Voting Shares, including the call of any special meeting of the stockholders, waiver of notice of any meeting of the stockholders, written consents of stockholders, whether unanimous or otherwise, ballots, attendance records or any other similar document; and

                (d) to do any or all of the foregoing on behalf of the holder of the Voting Shares to the same effect as if such holder had taken such actions directly, notwithstanding any actual or alleged conflict of interest on the part of any holder of the Voting Shares or of CEA II, Ltd. or the Proxy or any of their respective affiliates. As used herein, the "holder of the Voting Shares" shall mean the record or beneficial holder of such shares, as the case may be, or any other person, in each case who or which is the person entitled or permitted to exercise the voting rights or other stockholder rights, as applicable, with respect to the Voting Shares involved.

       This Irrevocable Proxy is subject to all the terms and conditions of that certain Irrevocable Proxy, Right of Refusal and Tag-Along Agreement between the undersigned and CEA Investors Partnership II, Ltd., dated as of August 27, 1993 (the "Agreement"), and shall terminate in accordance with that document. The terms and conditions of the Agreement shall be binding on the Proxy, its successors and permitted assigns.

The officer or representative of the undersigned executing this instrument certifies that he/she is authorized to execute this instrument on behalf of the undersigned stockholder of the Company, and will provide evidence of such authorization upon request.

Dated:
      --------------------

                                           VENTURE LW CORPORATION

                                           By:
                                              --------------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------

                                           -----------------------------------
                                           Louis Wolfson, III

                                IRREVOCABLE PROXY

         The undersigned stockholder of VIDEO JUKEBOX NETWORK, INC., a Florida corporation (the "Company"), hereby irrevocably appoints _____________________ (the "Proxy"), a designee of CEA Investors Partnership II, Ltd., a limited partnership organized under the laws of the State of Florida, the attorney and proxy of the undersigned, with full power of substitution, to the extent permitted under the Agreement (defined herein), to vote in such manner as each such attorney and proxy of his substitute shall in his sole discretion deem proper, and otherwise to act with respect to the 697,067 shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") which are (a) owned of record by the undersigned, or (b) beneficially owned by the undersigned and held of record by VJN Partners, a dissolved Florida general partnership, and with respect to any other shares of the Company's Common Stock hereafter acquired by the undersigned in respect of any of such shares, including any capital stock of the Company or subsidiaries or affiliated companies acquired by operation of law, such as by merger, or consolidation or spin-off; or by reason of any stock split, reclassification, share exchange or other reconstitution of the outstanding capital stock of the Company (all of which shares, however acquired, are herein referred to as the "Voting Shares"). The attorney and proxy so appointed and designated is specifically granted the rights and authorizations:

         (a) To attend any and all meetings of the stockholders of the Company in the name, place and stead of the undersigned with respect to any or all of the Voting Shares, including the right to present such shares to be counted as attending the meeting by proxy for purposes of establishing a quorum, or the right to withhold such Shares in whole or in part from attendance at any such meeting;

         (b) To cast such votes at any meeting of the stockholders and any adjournment thereof as shall be entitled to be cast by the holders of the Voting Shares in such manner as the Proxy shall, in its sole discretion, determine, or to withhold such Shares in whole or in part from voting at any time or for any reason;

         (c) To execute any documents required or advisable, in the sole discretion of the Proxy, to be executed by the holder of the Voting Shares, including the call of any special meeting of the stockholders, waiver of notice of any meeting of the stockholders, written consents of stockholders, whether unanimous or otherwise, ballots, attendance records or any other similar document; and

         (d) To do any or all of the foregoing on behalf of the holder of the Voting Shares to the same effect as if such holder had taken such actions directly, notwithstanding any actual or alleged conflict of interest on the part of any holder of the Voting Shares or of CEA Investors

Partnership II, Ltd. or the Proxy of any of their respective affiliates. As used herein, the "holder of the Voting Shares" shall mean the record or beneficial holder of such shares, as the case may be, or any other person, in each case who or which is the person entitled or permitted to exercise the voting rights or other stockholder rights as described above, with respect to the Voting Shares involved.

         This Irrevocable Proxy is subject to all the terms and conditions of that certain Irrevocable Proxy, Right of Refusal and Tag-Along Agreement between the undersigned and CEA Investors Partnership II, Ltd., dated as of August 27, 1993 (the "Agreement"), and shall terminate in accordance with that document. The terms and conditions of the Agreement shall be binding on the Proxy, its successors and permitted assigns.

Date executed:
              ------------------------

                                             /s/ LOUIS WOLFSON
                                             ---------------------------------
                                             Louis Wolfson, III